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                                                                      EXHIBIT 99

                                                        JB Oxford Holdings, Inc.
                                                        9665 Wilshire Boulevard
                                                        Third Floor
                                                        Beverly Hills, CA  90212

March 28, 2002

United States Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

RE: ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001; CONFIRMATION OF RECEIPT OF ASSURANCES FROM ARTHUR ANDERSEN LLP

Ladies and Gentlemen:

         JB Oxford Holdings, Inc. engages Arthur Andersen LLP ("Andersen") as its independent public accountants. Andersen completed its audit work on our financial statements for the year ended December 31, 2001 after March 14, 2002.

         We are aware of the contents of Release Nos. 33-8070 and 34-8070 and 34-45590 and the Addition of Note 3T to Article 3 of Regulation S-X (the "Temporary Note"). We have requested and received from Andersen a letter to the effect that Andersen has represented to us that its audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurances that the engagement was conducted in compliance with the professional standards and that there was appropriate continuity of Andersen personnel working on audits, and availability of national office consultation. We do not have foreign affiliates, so the assurance from Andersen as to foreign affiliates is not relevant.

         Based on the foregoing, we respectfully request that the Commission accept our financial statements as audited by Andersen in our Annual Report on Form 10-K for the year ended December 31, 2001.

                                                 Respectfully submitted,

                                                 /s/ Scott G. Monson

                                                 Scott G. Monson
                                                 General Counsel
                                                 and Secretary